Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of GMO Series Trust of our report dated April 25, 2018, relating to the financial statements and financial highlights of GMO Benchmark-Free Allocation Series Fund, GMO Global Asset Allocation Series Fund,

GMO Global Equity Allocation Series Fund, GMO Quality Series Fund, GMO Resources Series Fund,

GMO International Equity Allocation Series Fund, GMO International Developed Equity Allocation Series Fund, and GMO Emerging Markets Series Fund, which appear in the Annual Report on Form N-CSR for the year ended February 28, 2018. We also consent to the references to us under the headings "Financial Highlights", “Financial Statements”, "Investment Advisory and Other Services—Independent Registered Public Accounting Firm" and "Disclosure of Portfolio Holdings—Ongoing Arrangements to Make Portfolio Holdings Available" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

June 29, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us in this Registration Statement on Form N-1A of GMO Climate Change Series Fund, GMO U.S. Equity Allocation Series Fund, GMO Core Plus Bond Series Fund, GMO Emerging Country Debt Series Fund, and GMO SGM Major Markets Series Fund, under the headings "Investment Advisory and Other Services—Independent Registered Public Accounting Firm" and "Disclosure of Portfolio Holdings—Ongoing Arrangements to Make Portfolio Holdings Available" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 29, 2018